                                                                   EXHIBIT 17(a)


                   [LOGO Merrill Lynch Investment Managers]

                    Merrill Lynch Municipal Bond Fund, Inc.

                                                                 October 5, 2001

           This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

           The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

                              Table  of  Contents

                                                                          PAGE
           [ICON]
           KEY FACTS
           -------------------------------------------------------------------
           Merrill Lynch Municipal Bond Fund at a Glance                     3
           Risk/Return Bar Chart                                             6
           Fees and Expenses                                                 9

           [ICON]
           DETAILS ABOUT THE FUND
           -------------------------------------------------------------------
           How each Portfolio Invests                                       15
           Investment Risks                                                 18

           [ICON]
           YOUR ACCOUNT
           -------------------------------------------------------------------
           Merrill Lynch Select Pricing(SM) System                          23
           How to Buy, Sell, Transfer and Exchange Shares                   29
           Participation in Fee-Based Programs                              33

           [ICON]
           MANAGEMENT OF THE FUND
           -------------------------------------------------------------------
           Fund Asset Management                                            36
           Financial Highlights                                             37

           [ICON]
           FOR MORE INFORMATION
           -------------------------------------------------------------------
           Shareholder Reports                                      Back Cover
           Statement of Additional Information                      Back Cover

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

--------------------------------------------------------------------------------

In an effort to help you better
understand the many concepts
involved in making an investment
decision, we have defined the
highlighted terms in this prospectus
in the sidebar.

Municipal Bonds -- debt obligations issued by or on behalf of a governmental entity or other qualifying issuer that pay interest exempt from Federal income tax.

Investment Grade-- any of the four highest debt obligation ratings by recognized rating agencies, including Standard & Poor's, Moody's Investors Service, Inc. and Fitch, Inc.

[ICON]
Key Facts

MERRILL LYNCH MUNICIPAL BOND FUND AT A GLANCE
--------------------------------------------------------------------------------

What is the Fund's investment objective?

The Fund consists of three separate portfolios -- the Insured Portfolio, the National Portfolio and the Limited Maturity Portfolio. Each Portfolio is, in effect, a separate fund that issues its own shares. The investment objective of each Portfolio is to provide shareholders with as high a level of income exempt from Federal income taxes as is consistent with the investment policies of such Portfolio.

What are the Fund's main investment strategies?

Each Portfolio seeks to achieve its objective by investing at least 80% of its net assets in municipal bonds under normal circumstances. In choosing investments, each Portfolio's management analyzes the credit quality of issuers (and insurers, in the case of the Insured Portfolio) and considers the yields available on municipal bonds with different maturities. The investment strategies of the Portfolios differ primarily in the quality and maturity of the municipal bonds in which they invest. None of the Portfolios can guarantee that it will achieve its objective.

The Insured Portfolio invests primarily in investment grade municipal bonds that are covered by insurance that guarantees the timely payment of principal at maturity and interest when due. The Portfolio will usually invest a majority of its assets in municipal bonds that have a maturity of five years or longer. While insurance reduces the credit risk of the Portfolio's investments, it may also reduce the yield on insured bonds. Therefore, the Portfolio's yield may be lower than it would be if the Portfolio invested in uninsured municipal bonds. Insurance does not guarantee the market value of municipal bonds in the Portfolio or the value of the Portfolio's shares.

The National Portfolio may invest in municipal bonds rated in any rating category or in unrated municipal bonds. The Portfolio will usually invest in municipal bonds that have a maturity of five years or longer. Portfolio management chooses municipal bonds that it believes offer a relatively high potential for total return relative to their total risk. Although the Portfolio may invest in municipal bonds in any rating category, Portfolio management does not presently intend to invest more than 35% of the Portfolio's assets in municipal bonds rated below investment grade (below BBB by Standard & Poor's ("S&P") or Fitch, Inc. ("Fitch") or below Baa by Moody's Investors Service, Inc. ("Moody's")) or in unrated municipal bonds that Portfolio management believes are of comparable quality. These lower-rated obligations are commonly known as "junk bonds." The 35% limitation

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

Municipal Notes -- shorter-term municipal debt obligations that pay interest exempt from Federal income tax and that have a maturity that is generally one year or less.

[ICON]
KEY FACTS

on junk bond investments reflects only the present intention of Portfolio management, and may be changed at any time. Therefore, it is possible that the Portfolio could invest up to 100% of its assets in junk bonds. Portfolio management does not presently intend to invest in municipal bonds that are in default or that it believes will be in default.

The Limited Maturity Portfolio invests primarily in investment grade municipal bonds that have a maturity of less than four years or municipal notes. Because of their shorter maturities, the Portfolio's investments will not usually be as sensitive to changes in prevailing interest rates as are long-term municipal bonds. Fluctuations in interest rates on short-term municipal bonds may, however, vary more widely than those on long-term municipal bonds from time to time.

None of the Portfolios currently contemplates investing more than 25% of its total assets in municipal bonds whose issuers are located in the same state.

Each of the Portfolios is permitted to engage in transactions in certain derivatives, such as financial futures contracts and options thereon, for hedging purposes. Each of the Portfolios may also invest in other derivatives, such as indexed and inverse floating rate obligations and swap agreements, for hedging purposes or to enhance income.

What are the main risks of investing in the Portfolios?

As with any mutual fund, the value of each Portfolio's investments -- and therefore the value of the Portfolio's shares -- may fluctuate. These changes may occur in response to interest rate changes or other developments that may affect the municipal bond market generally or a particular issuer or obligation. Generally, when interest rates go up, the value of municipal bonds goes down. Bonds with longer maturities are affected more by changes in interest rates than bonds with shorter maturities. Also, Portfolio management may select securities that underperform the bond market, the relevant indices or other funds with similar investment objectives and investment strategies. Derivatives and high yield bonds may be volatile and subject to liquidity, leverage and credit risks. If the value of a Portfolio's investments goes down, you may lose money.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

The National Portfolio is generally subject to greater risk than the other Portfolios because it may invest in junk bonds. Investing in junk bonds is riskier than investing in higher quality municipal bonds -- price fluctuations may be larger and more frequent, and there is greater risk of losing both income and principal. In addition, the National Portfolio may also invest to a greater extent in municipal bonds with longer maturities and in uninsured municipal bonds.

Who should invest?

One of the Portfolios of the Fund may be an appropriate investment for you if you:

    . Are looking for an investment that provides current income exempt from Federal income tax

    . Want a professionally managed and diversified portfolio without the administrative burdens of direct investments in municipal bonds

    . Are looking for liquidity

    . Can tolerate the risk of loss caused by changes in interest rates or adverse changes in the price of municipal bonds in general

    The National Portfolio may be an appropriate investment for you if, in addition to the first four factors outlined above, you:

    . Are willing to accept the risk of greater loss of income and principal

The Limited Maturity Portfolio may be an appropriate investment for you if, in addition to the first four factors outlined above, you:

    . Are investing with shorter-term goals in mind

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON]
Key Facts

                RISK/RETURN BAR CHART FOR THE INSURED PORTFOLIO
--------------------------------------------------------------------------------

The bar chart and table shown below provide an indication of the risks of investing in the Insured Portfolio. The bar chart shows changes in the Insured Portfolio's performance for Class B shares for each of the past ten calendar years. Sales charges are not reflected in the bar chart. If these amounts were reflected, returns would be less than those shown. The table compares the average annual total returns for each class of the Insured Portfolio's shares for the periods shown with those of the Lehman Brothers Municipal Bond Index. How the Insured Portfolio performed in the past is not necessarily an indication of how the Insured Portfolio will perform in the future.

                                    [Chart]

1991      1992     1993      1994    1995    1996   1997   1998   1999    2000

11.10%    8.35%    11.88%    -7.36%  16.41%  2.77%  7.94%  4.96%  -6.07%  11.59%

During the ten-year period shown in the bar chart, the highest return for a quarter was 7.31% (quarter ended March 31, 1995) and the lowest return for a quarter was -6.55% (quarter ended March 31, 1994). The Portfolio's year-to-date return as of September 30, 2001 was 4.98%.

                                                                                             Past
                                                                        Past     Past     Ten Years/
                   Average Annual Total Returns (as of                  One      Five       Since
                           December 31, 2000)                           Year     Years    Inception
       -----------------------------------------------------------------------------------------------
       Municipal Bond Insured Portfolio*-- Class A                      7.79%    3.98%       6.26%
       Lehman Brothers Municipal Bond Index**                          11.68%    5.84%       7.32%
       -----------------------------------------------------------------------------------------------
       Municipal Bond Insured Portfolio*-- Class B                      7.59%    4.06%       5.89%
       Lehman Brothers Municipal Bond Index**                          11.68%    5.84%       7.32%
       -----------------------------------------------------------------------------------------------
       Municipal Bond Insured Portfolio*-- Class C                     10.53%    3.99%       5.71%+
       Lehman Brothers Municipal Bond Index**                          11.68%    5.84%       7.54%++
       -----------------------------------------------------------------------------------------------
       Municipal Bond Insured Portfolio*-- Class D                      7.67%    3.72%       5.60%+
       Lehman Brothers Municipal Bond Index**                          11.68%    5.84%       7.54%++
       -----------------------------------------------------------------------------------------------

 *Includes all applicable fees and sales charges.

**This unmanaged Index consists of revenue bonds, prefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years. Past performance is not predictive of future performance.

 +Inception date is October 21, 1994.

++Since October 31, 1994.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

---------------------------------------------------------------------------

 RISK/RETURN BAR CHART FOR THE NATIONAL PORTFOLIO
---------------------------------------------------------------------------

The bar chart and table shown below provide an indication of the risks of investing in the National Portfolio. The bar chart shows changes in the National Portfolio's performance for Class B shares for each of the past ten calendar years. Sales charges are not reflected in the bar chart. If these amounts were reflected, returns would be less than those shown. The table compares the average annual total returns for each class of the National Portfolio's shares for the periods shown with those of the Lehman Brothers Municipal Bond Index. How the National Portfolio performed in the past is not necessarily an indication of how the National Portfolio will perform in the future.

                           [GRAPHIC]

               1991                11.74%
               1992                 8.53%
               1993                11.65%
               1994                -7.27%
               1995                17.07%
               1996                 4.14%
               1997                 8.53%
               1998                 4.53%
               1999                -6.13%
               2000                11.42%

During the ten-year period shown in the bar chart, the highest return for a quarter was 6.95% (quarter ended March 31, 1995) and the lowest return for a quarter was -6.07% (quarter ended March 31, 1994). The Portfolio's year-to-date return as of September 30, 2001 was 4.99%.

                                                                      Past
                                                      Past   Past  Ten Years/
       Average Annual Total Returns (as of            One    Five     Since
                December 31, 2000)                    Year   Years  Inception
       ----------------------------------------------------------------------
       Municipal Bond National Portfolio*-- Class A   7.88%  4.28%   6.53%
       Lehman Brothers Municipal Bond Index**        11.68%  5.84%   7.32%
       ----------------------------------------------------------------------
       Municipal Bond National Portfolio*-- Class B   7.42%  4.32%   6.15%
       Lehman Brothers Municipal Bond Index**        11.68%  5.84%   7.32%
       ----------------------------------------------------------------------
       Municipal Bond National Portfolio*-- Class C  10.48%  4.29%   5.85%+
       Lehman Brothers Municipal Bond Index**        11.68%  5.84%   7.54%++
       ----------------------------------------------------------------------
       Municipal Bond National Portfolio*-- Class D   7.50%  4.00%   5.74%+
       Lehman Brothers Municipal Bond Index**        11.68%  5.84%   7.54%++
       ----------------------------------------------------------------------

 * Includes all applicable fees and sales charges.

** This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years. Past performance is not predictive of future performance.

 + Inception date is October 21, 1994.

++ Since October 31, 1994.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] Key Facts

RISK/RETURN BAR CHART FOR THE LIMITED MATURITY PORTFOLIO
---------------------------------------------------------------------------

The bar chart and table shown below provide an indication of the risks of investing in the Limited Maturity Portfolio. The bar chart shows changes in the Limited Maturity Portfolio's performance for Class A shares for each of the past ten calendar years. Sales charges are not reflected in the bar chart. If these amounts were reflected, returns would be less than those shown. The table compares the average annual total returns for each class of the Limited Maturity Portfolio's shares for the periods shown with those of the Lehman Brothers Municipal Bond Index and the Lehman Brothers 3-year General Obligation Bond Index. How the Limited Maturity Portfolio performed in the past is not necessarily an indication of how the Limited Maturity Portfolio will perform in the future.

                                   [GRAPHIC]

                              1991                7.39%
                              1992                5.62%
                              1993                4.30%
                              1994                1.35%
                              1995                6.13%
                              1996                3.72%
                              1997                4.21%
                              1998                4.62%
                              1999                2.04%
                              2000                5.04%

During the ten-year period shown in the bar chart, the highest return for a quarter was 2.27% (quarter ended December 31, 1991) and the lowest return for a quarter was -0.20% (quarter ended March 31, 1994). The Portfolio's year-to-date return as of September 30, 2001 was 4.72%.

                                                                        Past
                                                       Past    Past  Ten Years/
       Average Annual Total Returns (as of             One     Five     Since
               December 31, 2000)                      Year   Years   Inception
       ------------------------------------------------------------------------
       Municipal Bond Limited Maturity*-- Class A      3.99%  3.71%      4.32%
       Lehman Brothers Municipal Bond Index**         11.68%  5.84%      7.32%
       Lehman Brothers 3-year General
       Obligation Bond Index***                        6.20%  4.70%      5.55%
       ------------------------------------------------------------------------
       Municipal Bond Limited Maturity*-- Class B      3.66%  3.55%     3.61%+
       Lehman Brothers Municipal Bond Index**         11.68%  5.84%    6.78%++
       Lehman Brothers 3-year General
       Obligation Bond Index***                        6.20%  4.70%    4.96%++
       ------------------------------------------------------------------------
       Municipal Bond Limited Maturity*-- Class C      3.66%  3.41%   3.72%+++
       Lehman Brothers Municipal Bond Index**         11.68%  5.84%  7.54%++++
       Lehman Brothers 3-year General
       Obligation Bond Index***                        6.20%  4.70%  5.26%++++
       ------------------------------------------------------------------------
       Municipal Bond Limited Maturity*-- Class D      3.99%  3.63%   3.92%+++
       Lehman Brothers Municipal Bond Index**         11.68%  5.84%  7.54%++++
       Lehman Brothers 3-year General
       Obligation Bond Index***                        6.20%  4.70%  5.26%++++
       ------------------------------------------------------------------------
  *  Includes all applicable fees and sales charges.

 ** This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years. Past performance is not predictive of future performance.

 *** This unmanaged Index consists of state and local government obligation bonds that mature in 3 to 4 years, rated Baa or better. Past performance is not predictive of future performance.

 +   Inception date is November 2, 1992.

 ++  Since October 31, 1992.

 +++ Inception date is October 21, 1994.

++++ Since October 31, 1994.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.
8

UNDERSTANDING EXPENSES

Fund investors pay various fees and expenses, either directly or indirectly. Listed below are some of the main types of expenses, which each Portfolio may charge:

Expenses paid directly by the shareholder:

Shareholder Fees -- these include sales charges which you may pay when you buy or sell shares of a Portfolio.

Expenses paid indirectly by the shareholder:

Annual Portfolio Operating Expenses -- expenses that cover the costs of operating a Portfolio.

Management Fee -- a fee paid to the Investment Adviser for managing a Portfolio.

Distribution Fees -- fees used to support the Fund's marketing and distribution efforts, such as compensating Financial Advisors and other financial intermediaries, advertising and promotion.

Service (Account Maintenance) Fees -- fees used to compensate securities dealers and other financial intermediaries for account maintenance activities.

  FEES AND EXPENSES FOR THE INSURED PORTFOLIO
--------------------------------------------------------------------------------

Each Portfolio offers four different classes of shares. Although your money will be invested the same way no matter which class of shares you buy, there are differences among the fees and expenses associated with each class. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your Merrill Lynch Financial Advisor can help you with this decision.

These tables show the different fees and expenses that you may pay if you buy and hold the different classes of shares of each Portfolio. Future expenses may be greater or less than those indicated below.

                                                                                     Insured Portfolio
                                                                      -----------------------------------------------
Shareholder Fees (fees paid directly from your investment)(a):        Class A     Class B(b)     Class C    Class D
---------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) imposed on purchases (as a
 percentage of  offering price)                                       4.00%(c)    None           None       4.00%(c)
---------------------------------------------------------------------------------------------------------------------
 Maximum Deferred Sales Charge (Load) (as a percentage of original
purchase price or redemption proceeds, whichever is lower)            None(d)     4.00%(c)       1.00%(c)   None(d)
---------------------------------------------------------------------------------------------------------------------
 Maximum Sales Charge (Load) imposed on Dividend Reinvestments        None        None           None       None
---------------------------------------------------------------------------------------------------------------------
 Redemption Fee                                                       None        None           None       None
---------------------------------------------------------------------------------------------------------------------
 Exchange Fee                                                         None        None           None       None
---------------------------------------------------------------------------------------------------------------------
 Annual Portfolio Operating Expenses (expenses that are deducted from Portfolio assets):
---------------------------------------------------------------------------------------------------------------------
 Management Fee(e)                                                    0.37%       0.37%          0.37%      0.37%
---------------------------------------------------------------------------------------------------------------------
 Distribution and/or Service (12b-1) Fees(f)                          None        0.75%          0.80%      0.25%
---------------------------------------------------------------------------------------------------------------------
 Other Expenses (including transfer agency fees)(g)                   0.08%       0.09%          0.09%      0.08%
---------------------------------------------------------------------------------------------------------------------
 Total Annual Portfolio Operating Expenses                            0.45%       1.21%          1.26%      0.70%
---------------------------------------------------------------------------------------------------------------------

(a) In addition, Merrill Lynch may charge clients a processing fee (currently $5.35) when a client buys or redeems shares. See "Your Account -- How to Buy, Sell, Transfer and Exchange Shares."
(b) Class B shares automatically convert to Class D shares approximately ten years after you buy them and will no longer be subject to distribution fees.
(c)  Some investors may qualify for reductions in the sales charge (load).
(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.
(e) The Fund pays the Investment Adviser fees at annual rates that decrease as the total assets of the Fund's three Portfolios increase above certain levels. The fee rates are applied to the average daily net assets of each Portfolio, with the reduced rates applicable to portions of the assets of each Portfolio to the extent that the aggregate of the average daily net assets of the three combined Portfolios exceeds $250 million, $400 million, $550 million and $1.5 billion (each such amount being a "breakpoint level"). These annual fee rates range from 0.40% to 0.35% for the Insured Portfolio, 0.50% to 0.475% for the National Portfolio and 0.40% to 0.325% for the Limited Maturity Portfolio. For the fiscal year ended June 30, 2001, the Investment Adviser received a fee equal to 0.41% of the aggregate of the average daily net assets of the three combined Portfolios.
(f) The Fund calls the "Service Fee" an "Account Maintenance Fee." Account Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or Class C shares over time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.
(g) For the fiscal year ended June 30, 2001, the Fund paid the Transfer Agent fees totaling $436,170 for the Insured Portfolio, based on charges ranging from $11.00 to $14.00 for each shareholder account, reimbursement of the Transfer Agent's out-of-pocket expenses, a fee of 0.10% of account assets for certain accounts that participate in the Merrill Lynch Mutual Fund Advisor program and a $0.20 per month closed account charge for accounts that closed within the calendar year. The Transfer Agency fee schedule has been changed and the Fund currently pays between $16.00 and $23.00 for each shareholder account. The Fund continues to reimburse the Transfer Agent's reasonable out-of-pocket expenses and to pay a fee of 0.10% of account assets for certain accounts that participate in the Merrill Lynch Mutual Fund Advisor program but no longer pays a closed account charge. The Fund entered into an agreement with State Street Bank and Trust Company effective January 1, 2001 pursuant to which State Street provides certain accounting services to the Fund. For the period January 1, 2001 through June 30, 2001, the Fund paid State Street $182,426 under this agreement. Prior to January 1, 2001, the Investment Adviser provided accounting services to the Fund at its cost and the Fund reimbursed the Investment Adviser for these services. The Investment Adviser continues to provide certain accounting services to the Fund and the Fund reimburses the Investment Adviser for such services. For the fiscal year ended June 30, 2001, the Fund reimbursed the Investment Adviser an aggregate of $127,406 for the above described services.

                  MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] Key Facts

Examples:

These examples are intended to help you compare the cost of investing in the Insured Portfolio with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in the Insured Portfolio for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Insured Portfolio's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in this example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES IF YOU DID REDEEM YOUR SHARES:

                              1 Year     3 Years     5 Years     10 Years
---------------------------------------------------------------------------
Class A                       $ 444       $ 539       $ 642      $   944
---------------------------------------------------------------------------
Class B                       $ 523       $ 584       $ 665      $ 1,466
---------------------------------------------------------------------------
Class C                       $ 228       $ 400       $ 692      $ 1,523
---------------------------------------------------------------------------
Class D                       $ 469       $ 615       $ 774      $ 1,236
---------------------------------------------------------------------------

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:

                              1 Year     3 Years     5 Years     10 Years
---------------------------------------------------------------------------
Class A                       $ 444       $ 539       $ 642      $   944
---------------------------------------------------------------------------
Class B                       $ 123       $ 384       $ 665      $ 1,466
---------------------------------------------------------------------------
Class C                       $ 128       $ 400       $ 692      $ 1,523
---------------------------------------------------------------------------
Class D                       $ 469       $ 615       $ 774      $ 1,236
---------------------------------------------------------------------------

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

FEES AND EXPENSES FOR THE NATIONAL PORTFOLIO
--------------------------------------------------------------------------------

                                                                                             National Portfolio
                                                                        ------------------------------------------------------
Shareholder Fees (fees paid directly from your                             Class A        Class B(b)     Class C   Class D
investment)(a):
------------------------------------------------------------------------------------------------------------------------------
   Maximum Sales Charge (Load) imposed on purchases (as a percentage of
   offering price)                                                         4.00%(c)       None           None      4.00%(c)
------------------------------------------------------------------------------------------------------------------------------
   Maximum Deferred Sales Charge (Load) (as a percentage of original
   purchase price or redemption proceeds, whichever is lower)              None(d)        4.0%(c)        1.0%(c)   None(d)
------------------------------------------------------------------------------------------------------------------------------
   Maximum Sales Charge (Load) imposed on Dividend Reinvestments           None           None           None      None
------------------------------------------------------------------------------------------------------------------------------
   Redemption Fee                                                          None           None           None      None
------------------------------------------------------------------------------------------------------------------------------
   Exchange Fee                                                            None           None           None      None
------------------------------------------------------------------------------------------------------------------------------
Annual Portfolio Operating Expenses (expenses that are deducted from
Portfolio assets):
------------------------------------------------------------------------------------------------------------------------------
   Management Fee(e)                                                       0.48%          0.48%          0.48%     0.48%
------------------------------------------------------------------------------------------------------------------------------
   Distribution and/or Service (12b-1) Fees(f)                             None           0.75%          0.80%     0.25%
------------------------------------------------------------------------------------------------------------------------------
   Other Expenses (including transfer agency fees)(g)                      0.10%          0.11%          0.11%     0.10%
------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses                                  0.58%          1.34%          1.39%     0.83%
------------------------------------------------------------------------------------------------------------------------------

(a) In addition, Merrill Lynch may charge clients a processing fee (currently $5.35) when a client buys or redeems shares. See "Your Account -- How to Buy, Sell, Transfer and Exchange Shares."

(b) Class B shares automatically convert to Class D shares approximately ten years after you buy them and will no longer be subject to distribution fees.

(c)  Some investors may qualify for reductions in the sales charge (load).

(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.

(e) The Fund pays the Investment Adviser fees at annual rates that decrease as the total assets of the Fund's three Portfolios increase above certain levels. The fee rates are applied to the average daily net assets of each Portfolio, with the reduced rates applicable to portions of the assets of each Portfolio to the extent that the aggregate of the average daily net assets of the three combined Portfolios exceeds $250 million, $400 million, $550 million and $1.5 billion (each such amount being a "breakpoint level"). These annual fee rates range from 0.40% to 0.35% for the Insured Portfolio, 0.50% to 0.475% for the National Portfolio and 0.40% to 0.325% for the Limited Maturity Portfolio. For the fiscal year ended June 30, 2001, the Investment Adviser received a fee equal to 0.41% of the aggregate of the average daily net assets of the three combined Portfolios.

(f) The Fund calls the "Service Fee" an "Account Maintenance Fee." Account Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or Class C shares over time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.

(g) For the fiscal year ended June 30, 2001, the Fund paid the Transfer Agent fees totaling $445,860 for the National Portfolio, based on charges ranging from $11.00 to $14.00 for each shareholder account, reimbursement of the Transfer Agent's out-of-pocket expenses, a fee of 0.10% of account assets for certain accounts that participate in the Merrill Lynch Mutual Fund Advisor program and a $0.20 per month closed account charge for accounts that closed within the calendar year. The Transfer Agency fee schedule has been changed and the Fund currently pays between $16.00 and $23.00 for each shareholder account. The Fund continues to reimburse the Transfer Agent's reasonable out-of-pocket expenses and to pay a fee of 0.10% of account assets for certain accounts that participate in the Merrill Lynch Mutual Fund Advisor program but no longer pays a closed account charge. The Fund entered into an agreement with State Street Bank and Trust Company effective January 1, 2001 pursuant to which State Street provides certain accounting services to the Fund. For the period January 1, 2001 through June 30, 2001, the Fund paid State Street $143,033 under this agreement. Prior to January 1, 2001, the Investment Adviser provided accounting services to the Fund at its cost and the Fund reimbursed the Investment Adviser for these services. The Investment Adviser continues to provide certain accounting services to the Fund and the Fund reimburses the Investment Adviser for such services. For the fiscal year ended June 30, 2001, the Fund reimbursed the Investment Adviser an aggregate of $103,166 for the above described services.

                  MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] Key Facts

Examples:

These examples are intended to help you compare the cost of investing in the National Portfolio with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in the National Portfolio for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the National Portfolio's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in this example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES IF YOU DID REDEEM YOUR SHARES:

                              1 Year     3 Years     5 Years     10 Years
---------------------------------------------------------------------------
Class A                       $ 457       $ 578       $ 711      $ 1,097
---------------------------------------------------------------------------
Class B                       $ 536       $ 625       $ 734      $ 1,613
---------------------------------------------------------------------------
Class C                       $ 242       $ 440       $ 761      $ 1,669
---------------------------------------------------------------------------
Class D                       $ 481       $ 654       $ 842      $ 1,384
---------------------------------------------------------------------------

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:

                              1 Year     3 Years     5 Years     10 Years
---------------------------------------------------------------------------
Class A                       $ 457       $ 578       $ 711      $ 1,097
---------------------------------------------------------------------------
Class B                       $ 136       $ 425       $ 734      $ 1,613
---------------------------------------------------------------------------
Class C                       $ 142       $ 440       $ 761      $ 1,669
---------------------------------------------------------------------------
Class D                       $ 481       $ 654       $ 842      $ 1,384
---------------------------------------------------------------------------

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

FEES AND EXPENSES FOR THE LIMITED MATURITY PORTFOLIO
-------------------------------------------------------------------------------

                                                                                    Limited Maturity Portfolio
                                                                           --------------------------------------------------
Shareholder Fees (fees paid directly from your investment)(a):             Class A        Class B(b)     Class C   Class D
-----------------------------------------------------------------------------------------------------------------------------
   Maximum Sales Charge (Load) imposed on purchases (as a percentage of
offering price)                                                            1.00%(c)       None           None      1.00%(c)
-----------------------------------------------------------------------------------------------------------------------------
   Maximum Deferred Sales Charge (Load) (as a percentage of original
   purchase price or redemption proceeds, whichever is lower)              None(d)        1.0%(c)        1.0%(c)   None(d)
-----------------------------------------------------------------------------------------------------------------------------
   Maximum Sales Charge (Load) imposed on Dividend Reinvestments           None           None           None      None
-----------------------------------------------------------------------------------------------------------------------------
   Redemption Fee                                                          None           None           None      None
-----------------------------------------------------------------------------------------------------------------------------
   Exchange Fee                                                            None           None           None      None
-----------------------------------------------------------------------------------------------------------------------------
Annual Portfolio Operating Expenses (expenses that are deducted from
Portfolio assets):
-----------------------------------------------------------------------------------------------------------------------------
   Management Fee(e)                                                       0.34%          0.34%          0.34%     0.34%
-----------------------------------------------------------------------------------------------------------------------------
   Distribution and/or Service (12b-1) Fees(f)                             None           0.35%          0.35%     0.10%
-----------------------------------------------------------------------------------------------------------------------------
   Other Expenses (including transfer agency fees)(g)                      0.10%          0.11%          0.12%     0.10%
-----------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses                                  0.44%          0.80%          0.81%     0.54%
-----------------------------------------------------------------------------------------------------------------------------

(a) In addition, Merrill Lynch may charge clients a processing fee (currently $5.35) when a client buys or redeems shares. See "Your Account -- How to Buy, Sell, Transfer and Exchange Shares."

(b) Class B shares automatically convert to Class D shares approximately ten years after you buy them and will no longer be subject to distribution fees.

(c)  Some investors may qualify for reductions in the sales charge (load).

(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.

(e) The Fund pays the Investment Adviser fees at annual rates that decrease as the total assets of the Fund's three Portfolios increase above certain levels. The fee rates are applied to the average daily net assets of each Portfolio, with the reduced rates applicable to portions of the assets of each Portfolio to the extent that the aggregate of the average daily net assets of the three combined Portfolios exceeds $250 million, $400 million, $550 million and $1.5 billion (each such amount being a "breakpoint level"). These annual fee rates range from 0.40% to 0.35% for the Insured Portfolio, 0.50% to 0.475% for the National Portfolio and 0.40% to 0.325% for the Limited Maturity Portfolio. For the fiscal year ended June 30, 2001, the Investment Adviser received a fee equal to 0.41% of the aggregate of the average daily net assets of the three combined Portfolios.

(f) The Fund calls the "Service Fee" an "Account Maintenance Fee." Account Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or Class C shares over time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.

(g) For the fiscal year ended June 30, 2001, the Fund paid the Transfer Agent fees totaling $61,578 for the Limited Maturity Portfolio, based on charges ranging from $11.00 to $14.00 for each shareholder account, reimbursement of the Transfer Agent's out-of-pocket expenses, a fee of 0.10% of account assets for certain accounts that participate in the Merrill Lynch Mutual Fund Advisor program and a $0.20 per month closed account charge for accounts that closed within the calendar year. The Transfer Agency fee schedule has been changed and the Fund currently pays between $16.00 and $23.00 for each shareholder account. The Fund continues to reimburse the Transfer Agent's reasonable out-of-pocket expenses and to pay a fee of 0.10% of account assets for certain accounts that participate in the Merrill Lynch Mutual Fund Advisor program but no longer pays a closed account charge. The Fund entered into an agreement with State Street Bank and Trust Company effective January 1, 2001 pursuant to which State Street provides certain accounting services to the Fund. For the period January 1, 2001 through June 30, 2001, the Fund paid State Street $37,247 under this agreement. Prior to January 1, 2001, the Investment Adviser provided accounting services to the Fund at its cost and the Fund reimbursed the Investment Adviser for these services. The Investment Adviser continues to provide certain accounting services to the Fund and the Fund reimburses the Investment Adviser for such services. For the fiscal year ended June 30, 2001, the Fund reimbursed the Investment Adviser an aggregate of $34,448 for the above described services.

                  MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] Key Facts

Examples:

These examples are intended to help you compare the cost of investing in the Limited Maturity Portfolio with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in the Limited Maturity Portfolio for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Limited Maturity Portfolio's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in this example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES IF YOU DID REDEEM YOUR SHARES:

                              1 Year     3 Years     5 Years     10 Years
---------------------------------------------------------------------------
Class A                       $ 145       $ 240       $ 344      $   649
---------------------------------------------------------------------------
Class B                       $ 182       $ 255       $ 444      $   990
---------------------------------------------------------------------------
Class C                       $ 183       $ 259       $ 450      $ 1,002
---------------------------------------------------------------------------
Class D                       $ 155       $ 271       $ 399      $   770
---------------------------------------------------------------------------

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:

                              1 Year     3 Years     5 Years     10 Years
---------------------------------------------------------------------------
Class A                       $ 145       $ 240       $ 344      $   649
---------------------------------------------------------------------------
Class B                       $  82       $ 255       $ 444      $   990
---------------------------------------------------------------------------
Class C                       $  83       $ 259       $ 450      $ 1,002
---------------------------------------------------------------------------
Class D                       $ 155       $ 271       $ 399      $   770
---------------------------------------------------------------------------

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] Details About the Fund

HOW EACH PORTFOLIO INVESTS
-------------------------------------------------------------------------------

The main goal of each Portfolio is current income exempt from Federal income tax. Each Portfolio invests primarily in a diversified portfolio of municipal bonds. Under normal circumstances, each Portfolio maintains at least 80% of its assets in municipal bonds. Municipal bonds may be obligations of a variety of issuers, including governmental entities or other qualifying issuers. Issuers may be states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities. Municipal bonds also include short-term tax-exempt obligations like municipal notes and variable rate demand obligations. Because of its emphasis on municipal bonds, each Portfolio should be considered as a means of diversifying an investment portfolio and not in itself a balanced investment plan.

Each Portfolio may invest up to 20% of its assets on a temporary basis in taxable money market securities that have a maturity of one year or less. The Portfolios make these investments for liquidity purposes or as a temporary investment pending an investment in municipal bonds. As a temporary measure for defensive purposes, each Portfolio may invest without limitation in taxable money market securities. These investments may prevent a Portfolio from meeting its investment objective.

Investments in taxable money market securities may cause a Portfolio to have taxable investment income. Each Portfolio may also realize capital gains on the sale of its municipal bonds (and other securities it holds). These capital gains will be taxable regardless of whether they are derived from a sale of municipal bonds.

Each Portfolio's investments may consist of private activity bonds that may subject certain shareholders to an alternative minimum tax.

The Portfolios may use derivatives including futures, options, indexed securities and inverse securities, and swap agreements. Derivatives are financial instruments whose value is derived from another security or an index such as the Lehman Brothers Municipal Bond Index.

                  MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] Details About the Fund

ABOUT THE PORTFOLIO MANAGER OF THE INSURED PORTFOLIO

Robert A. DiMella is a Vice President and the portfolio manager of the Insured Portfolio. Mr. DiMella has been a Vice President of Merrill Lynch Investment Managers since 1997, a portfolio manager since 1994 and was an Assistant Vice President from 1995 to 1997.

ABOUT THE INVESTMENT ADVISER

The Fund is managed by Fund Asset Management.

Portfolio management considers a variety of factors when choosing investments, such as:

     . Credit Quality Of Issuers -- based on bond ratings and other factors including economic and financial conditions.

     . Yield Analysis -- takes into account factors such as the different yields available on different types of obligations and the shape of the yield curve (longer term obligations typically have higher yields).

     . Maturity Analysis -- the weighted average maturity of the portfolio will be maintained within a desirable range as determined from time to time. Factors considered include portfolio activity, maturity of the supply of available bonds and the shape of the yield curve.

In addition, Portfolio management considers the availability of features that protect against an early call of a bond by the issuer.

INSURED PORTFOLIO
--------------------------------------------------------------------------------

The Insured Portfolio invests primarily in investment grade municipal bonds covered by insurance guaranteeing the timely payment of principal at maturity and interest when due. Under normal circumstances, the Portfolio expects to invest 100% of its assets in municipal bonds covered by such insurance. Either the issuer of the bond or the Portfolio purchases the insurance. The Portfolio will usually invest a majority of its assets in municipal bonds that have a maturity of five years or longer.

While insurance reduces the credit risk of the Portfolio's investments, it may also reduce the yield on the insured bonds; therefore, the Portfolio's yield may be lower than it would be if the Portfolio invested in uninsured municipal bonds. Insurance does not guarantee the market value of municipal bonds in the Portfolio or the value of the Portfolio's shares.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

ABOUT THE PORTFOLIO MANAGER OF THE NATIONAL PORTFOLIO

Walter O'Connor is a Vice President and the portfolio manager of the National Portfolio. Mr. O'Connor has been a Director (Municipal Tax-Exempt) of Merrill Lynch Investment Managers since 1997, a portfolio manager since 1991 and was a Vice President from 1993 to 1997.

ABOUT THE PORTFOLIO MANAGER OF THE LIMITED MATURITY PORTFOLIO

Peter J. Hayes is a Managing Director and the portfolio manager of the Limited Maturity Portfolio. Mr. Hayes has been a First Vice President of Merrill Lynch Investment Managers since 1997, a portfolio manager since 1987 and was a Vice President from 1988 to 1997.

NATIONAL PORTFOLIO
--------------------------------------------------------------------------------

The National Portfolio may invest in municipal bonds rated in any rating category or in unrated municipal bonds. The Portfolio will usually invest in municipal bonds that have a maturity of five years or longer. Portfolio management will choose municipal bond investments that it believes offer a relatively high potential for total return relative to their total risk. Although the Portfolio's investment policies are not governed by specific rating categories, Portfolio management does not presently intend to invest more than 35% of the Portfolio's assets in municipal bonds rated below investment grade (below BBB by S&P or Fitch, or below Baa by Moody's) or in unrated municipal bonds that Portfolio management believes are of comparable quality. These lower-rated obligations are commonly known as "junk bonds." The 35% limitation on junk bond investments reflects only the present intention of Portfolio management, and may be changed at any time. Therefore, it is possible that the Portfolio could invest up to 100% of its assets in junk bonds. The Portfolio will not invest in municipal bonds rated in the lowest rating categories (CC or lower by S&P or Fitch, or Ca or lower by Moody's) unless Portfolio management believes those ratings do not accurately reflect the financial condition of the issuer or other factors affecting the creditworthiness of the bonds. Portfolio management does not presently intend to invest in municipal bonds that are in default or that it believes will be in default.

LIMITED MATURITY PORTFOLIO
---------------------------------------------------------------------------

The Limited Maturity Portfolio invests primarily in investment grade municipal bonds or notes, including variable rate demand obligations, that have a maturity of less than four years. Under normal circumstances, the Portfolio expects to invest at least 65% of its assets in such bonds or notes. Certain municipal bonds that the Portfolio purchases may have a maturity of greater than four years, but allow the Portfolio to require the issuer to redeem the bonds within four years. The Portfolio treats these bonds as having a maturity of less than four years. Because of their shorter maturities, the Portfolio's investments generally will not be as sensitive to changes in prevailing interest rates as are investments in long-term municipal bonds. Fluctuations in interest rates on short-term municipal bonds may, however, vary more widely than those on long-term municipal bonds from time to time.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] Details About the Fund

INVESTMENT RISKS
--------------------------------------------------------------------------------

This section contains a summary discussion of the general risks of investing in the Portfolios. As with any mutual fund, there can be no guarantee that any Portfolio will meet its goals or that any Portfolio's performance will be positive for any period of time.

Bond Market and Selection Risk -- Bond market risk is the risk that the bond market will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the securities that Portfolio management selects will underperform the market, the relevant indices or other funds with similar investment objectives and investment strategies.

Credit Risk -- Credit risk is the risk that the issuer will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

Interest Rate Risk -- Interest rate risk is the risk that prices of municipal bonds generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities.

Call and Redemption Risk -- A bond's issuer may call a bond for redemption before it matures. If this happens to a bond a Portfolio holds, the Portfolio may lose income and may have to invest the proceeds in bonds with lower yields.

Borrowing and Leverage Risk -- Each Portfolio may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of a Portfolio's shares and in the yield on a Portfolio's holdings. Borrowing will cost a Portfolio interest expense and other fees. The costs of borrowing may reduce a Portfolio's return. Certain securities that a Portfolio buys may create leverage including, for example, when-issued securities, forward commitments and options.

Risks associated with certain types of obligations in which one or more of the Portfolios may invest include:

General Obligation Bonds -- The faith, credit and taxing power of the municipality that issues a general obligation bond secures payment of interest and repayment of principal. Timely payments depend on the issuer's credit

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

quality, ability to raise tax revenues and ability to maintain an adequate tax base.

Revenue Bonds -- Payments of interest and principal on revenue bonds are made only from the revenues generated by a particular facility, class of facilities or the proceeds of a special tax or other revenue source. These payments depend on the money earned by the particular facility or class of facilities.

Industrial Development Bonds -- Municipalities and other public authorities issue industrial development bonds to finance development of industrial facilities for use by a private enterprise. The private enterprise pays the principal and interest on the bond, and the issuer does not pledge its faith, credit and taxing power for repayment. If the private enterprise defaults on its payments, a Portfolio may not receive any income or get its money back from the investment.

Junk Bonds -- Only the National Portfolio may invest in junk bonds. Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that Portfolio management believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for the Portfolio. Junk bonds generally are less liquid and experience more price volatility than higher rated debt securities. The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer's bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Junk bonds may be subject to greater call and redemption risk than higher rated debt securities.

Insured Municipal Bonds -- Insurance guarantees that interest payments on a bond will be made on time and that the principal will be repaid when the bond matures. Either the issuer of the bond or the Portfolio purchases the insurance. Insurance is expected to protect a Portfolio against losses caused by a bond issuer's failure to make interest and principal payments. However, insurance does not protect a Portfolio or its shareholders against losses caused by declines in a bond's value. Also, a Portfolio cannot be certain that any insurance company will make the payments it guarantees. A Portfolio may lose money on its investment if the insurance company does not make these payments. In addition, if a Portfolio purchases the insurance, it must

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] Details About the Fund

pay the premiums, which will reduce the Portfolio's yield. Each Portfolio intends to use only insurance companies that have an AAA credit rating from S&P or Fitch, or an Aaa credit rating from Moody's. However, if insurance with these ratings is not available, a Portfolio may use insurance companies with lower ratings or stop purchasing insurance or insured bonds. If a bond's insurer fails to fulfill its obligations or loses its credit rating, the value of the bond could drop.

Moral Obligation Bonds -- Moral obligation bonds are generally issued by special purpose public authorities of a state or municipality. If the issuer is unable to meet its obligations, the repayment of these bonds becomes a moral commitment, but not a legal obligation, of the state or municipality.

Municipal Notes -- Municipal notes are shorter term municipal debt obligations. They may provide interim financing in anticipation of tax collection, bond sales or revenue receipts. If there is a shortfall in the anticipated proceeds, the notes may not be fully repaid and a Portfolio may lose money.

Municipal Lease Obligations -- In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer will generally appropriate municipal funds for that purpose, but is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for payment of the lease obligation, the lease obligation is secured by the leased property. However, it may be difficult to sell the property and the proceeds of a sale may not cover the Portfolio's loss.

Variable Rate Demand Obligations -- Variable rate demand obligations (VRDOs) are floating rate securities that combine an interest in a long term municipal bond with a right to demand payment before maturity from a bank or other financial institution. If the bank or financial institution is unable to pay, a Portfolio may lose money.

Derivatives -- Each Portfolio may use derivative instruments, including indexed and inverse floating rate securities, options on portfolio positions, options on securities or other financial indices, financial futures and options on such futures and swap agreements. Derivatives allow the Portfolio to increase or decrease its risk exposure more quickly and efficiently than other types of instruments.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

Derivatives are volatile and involve significant risks, including:

       Credit risk-- the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Portfolio.

       Leverage risk-- the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

       Liquidity Risk-- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Each Portfolio may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Portfolio uses a derivative to offset the risks associated with other Portfolio holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Portfolio, in which case any losses on the holdings being hedged may not be reduced. There can be no assurance that the Portfolio's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. None of the Portfolios is required to use hedging and each may choose not to do so.

Indexed and Inverse Floating Rate Securities-- Each of the Portfolios may invest in securities whose potential returns are directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. The Portfolios may also invest in securities whose return is inversely related to changes in an interest rate (inverse floaters). In general, income on inverse floaters will decrease when short term interest rates increase and increase when short term interest rates decrease. Investments in inverse floaters may subject the Portfolios to the

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] Details About the Fund

risks of reduced or eliminated interest payments and losses of principal. In addition, certain indexed securities and inverse floaters may increase or decrease in value at a greater rate than the underlying interest rate, which effectively leverages the Portfolio's investment. As a result, the market value of such securities will generally be more volatile than that of fixed rate, tax-exempt securities. Indexed securities and inverse floaters are derivative securities and can be considered speculative.

When-Issued Securities, Delayed-Delivery Securities and Forward Commitments-- When-issued and delayed-delivery securities and forward commitments involve the risk that the security a Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation, in which case the Portfolio loses the investment opportunity of the assets it has set aside to pay for the security and any gain in the security's price.

Illiquid Investments-- Each Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value or that have contractual or legal restrictions on resale. If the Portfolio buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

If you would like further information about the Fund, including how it invests, please see the Statement of Additional Information.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] Your Account

MERRILL LYNCH SELECT PRICING (SM) SYSTEM
--------------------------------------------------------------------------------

Each Portfolio offers four share classes, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents the same ownership interest in the portfolio investments of the particular Portfolio. When you choose your class of shares, you should consider the size of your investment and how long you plan to hold your shares. Your Merrill Lynch Financial Advisor can help you determine which share class is best suited to your personal financial goals.

For example, if you select Class A or Class D shares, you generally pay a sales charge at the time of purchase. If you buy Class D shares, you also pay an ongoing account maintenance fee of 0.25% for the Insured Portfolio and National Portfolio, and an account maintenance fee of 0.10% for the Limited Maturity Portfolio. You may be eligible for a sales charge reduction or waiver.

Certain financial intermediaries may charge additional fees in connection with transactions in Portfolio shares. The Investment Adviser, the Distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of Portfolio shares or for shareholder servicing activities.

If you select Class B or Class C shares, you will invest the full amount of your purchase price, but you will be subject to an account maintenance fee of 0.25% for the Insured Portfolio and National Portfolio and 0.15% for the Limited Maturity Portfolio on an ongoing basis. In addition, if you select Class B or Class C shares of the Insured Portfolio or National Portfolio you will be subject to a distribution fee of 0.50% for Class B shares and 0.55% for Class C shares. If you select Class B or Class C shares of the Limited Maturity Portfolio you will be subject to a distribution fee of 0.20%. Because these fees are paid out of each Portfolio's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, you may be subject to a deferred sales charge when you sell Class B or Class C shares of a Portfolio.

Class C shares of the Limited Maturity Portfolio are offered only through the exchange privilege and may only be purchased through exchange of the Class C shares of another Portfolio or another fund using the Merrill Lynch Select Pricing(SM) System.

Each Portfolio's shares are distributed by FAM Distributors, Inc., an affiliate of Merrill Lynch.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] Your Account

The table below summarizes key features of the Merrill Lynch Select Pricing(SM) System.

                               Class A                    Class B                   Class C                      Class D
------------------------------------------------------------------------------------------------------------------------------------
Availability            Limited to certain          Generally available       Generally available          Generally available
                        investors including:        through Merrill Lynch.    through Merrill Lynch.       through Merrill Lynch.
                        . Current Class A           Limited availability      Limited availability         Limited availability
                        shareholders                through selected          through selected             through selected
                        . Participants in           securities dealers and    securities dealers and       securities dealers and
                        certain Merrill Lynch-      other financial           other financial              other financial
                        sponsored programs          intermediaries.           intermediaries. Shares       intermediaries.
                        . Certain affiliates of                               of the Limited
                        Merrill Lynch,                                        Maturity Portfolio are
                        selected securities                                   available only through
                        dealers and other                                     the Exchange
                        financial                                             Privilege.
                        intermediaries
------------------------------------------------------------------------------------------------------------------------------------
Initial Sales Charge?   Yes. Payable at time of     No. Entire purchase       No. Entire purchase          Yes. Payable at time of
                        purchase. Lower sales       price is invested in      price is invested in         purchase. Lower sales
                        charges available for       shares of the Fund.       shares of the Fund.          charges available for
                        larger investments.                                                                larger investments.
------------------------------------------------------------------------------------------------------------------------------------
Deferred Sales Charge?  No. (May be charged         Yes. Payable if you       Yes. Payable if you          No. (May be charged
                        for purchases over          redeem within four        redeem within one            for purchases over $1
                        $1 million that are         years of purchase for     year of purchase.            million that are
                        redeemed within one         the Insured Portfolio                                  redeemed within one
                        year.)                      and the National                                       year.)
                                                    Portfolio or within one
                                                    year of purchase for
                                                    the Limited Maturity
                                                    Portfolio.
------------------------------------------------------------------------------------------------------------------------------------
Account Maintenance     No.                         0.25% Account             0.25% Account                0.25% Account
and Distribution Fees?                              Maintenance Fee for       Maintenance Fee for          Maintenance Fee for
                                                    the Insured Portfolio     the Insured Portfolio        the Insured Portfolio
                                                    and National Portfolio    and National Portfolio       and National Portfolio
                                                    and 0.15% for the         and 0.15% for the            and 0.10% Account
                                                    Limited Maturity          Limited Maturity             Maintenance Fee for
                                                    Portfolio. 0.50%          Portfolio. 0.55%             the Limited Maturity
                                                    Distribution Fee for      Distribution Fee for         Portfolio. No
                                                    the Insured Portfolio     the Insured Portfolio        Distribution Fee.
                                                    and National Portfolio    and National Portfolio
                                                    and 0.20%                 and 0.20%
                                                    Distribution Fee for      Distribution Fee for
                                                    the Limited Maturity      the Limited Maturity
                                                    Portfolio.                Portfolio.
------------------------------------------------------------------------------------------------------------------------------------
Conversion to Class D   No.                         Yes, automatically        No.                          N/A.
shares?                                             after approximately
                                                    ten years.
------------------------------------------------------------------------------------------------------------------------------------

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

Class A and Class D Shares-- Initial Sales Charge Options

If you select Class A or Class D shares, you will pay a sales charge at the time of purchase as shown in the following tables.

                   Insured Portfolio and National Portfolio
        ---------------------------------------------------------------

                                                                                               Dealer
                                                                                            Compensation
                                                  As a % of               As a % of           as a % of
         Your Investment                       Offering Price         Your Investment*     Offering Price
        -------------------------------------------------------------------------------------------------------
        Less than $25,000                          4.00%                    4.17%              3.75%
        -------------------------------------------------------------------------------------------------------
        $25,000 but less than $50,000              3.75%                    3.90%              3.50%
        -------------------------------------------------------------------------------------------------------
        $50,000 but less than $100,000             3.25%                    3.36%              3.00%
        -------------------------------------------------------------------------------------------------------
        $100,000 but less than $250,000            2.50%                    2.56%              2.25%
        -------------------------------------------------------------------------------------------------------
        $250,000 but less than
        $1,000,000                                 1.50%                    1.52%              1.25%
        -------------------------------------------------------------------------------------------------------
        $1,000,000 and over**                      0.00%                    0.00%              0.00%
        -------------------------------------------------------------------------------------------------------

                                                    Limited Maturity Portfolio
        -------------------------------------------------------------------------------------------------------

                                                                                               Dealer
                                                                                            Compensation
                                                  As a % of               As a % of           as a % of
         Your Investment                       Offering Price         Your Investment*     Offering Price
        -------------------------------------------------------------------------------------------------------
        Less than $100,000                         1.00%                    1.01%              0.95%
        -------------------------------------------------------------------------------------------------------
        $100,000 but less than $250,000            0.75%                    0.76%              0.70%
        -------------------------------------------------------------------------------------------------------
        $250,000 but less than $500,000            0.50%                    0.50%              0.45%
        -------------------------------------------------------------------------------------------------------
        $500,000 but less than
        $1,000,000                                 0.30%                    0.30%              0.27%
        -------------------------------------------------------------------------------------------------------
        $1,000,000 and over**                      0.00%                    0.00%              0.00%
        -------------------------------------------------------------------------------------------------------


 * Rounded to the nearest one-hundredth percent.

** If you invest $1,000,000 or more in Class A or Class D shares, you may not pay an initial sales charge. In that case, the Investment Adviser compensates the selling dealer or other financial intermediary from its own funds. However, if you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1.00% (for the Insured Portfolio and National Portfolio) or 0.20% (for the Limited Maturity Portfolio). Such deferred sales charge may be waived in connection with certain fee-based programs.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] Your Account

Right of Accumulation -- permits you to pay the sales charge that would apply to the cost or value (whichever is higher) of all shares you own in the Merrill Lynch mutual funds that offer Select Pricing(SM) options.

Letter of Intent -- permits you to pay the sales charge that would be applicable if you add up all shares of Merrill Lynch Select Pricing(SM) System funds that you agree to buy within a 13 month period. Certain restrictions apply.

No initial sales charge applies to Class A or Class D shares that you buy through reinvestment of dividends.

A reduced or waived sales charge on a purchase of Class A or Class D shares may apply for:

     . Purchases under a Right of Accumulation or Letter of Intent
     . Merrill Lynch Blueprint (SM) Program participants
     . TMA (SM) Managed Trusts
     . Certain Merrill Lynch investment or central asset accounts
     . Purchases using proceeds from the sale of certain Merrill Lynch closed-
       end funds under certain circumstances
     . Certain investors, including directors or trustees of Merrill Lynch mutual funds and Merrill Lynch employees
     . Certain fee-based programs of Merrill Lynch and other financial intermediaries that have agreements with the Distributor or its affiliates

Only certain investors are eligible to buy Class A shares. Your Merrill Lynch Financial Advisor can help you determine whether you are eligible to buy Class A shares or to participate in any of these programs.

If you decide to buy shares under the initial sales charge alternative and you are eligible to buy both Class A and Class D shares, you should buy Class A since Class D shares are subject to an account maintenance fee, while Class A shares are not.

If you redeem Class A or Class D shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this "Reinstatement Privilege" may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your Merrill Lynch Financial Advisor, selected securities dealer, other financial intermediary or the Fund's Transfer Agent at 1-800-MER-FUND.

Class B and Class C Shares-- Deferred Sales Charge Options

If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within four years (or within one year for the Limited Maturity Portfolio) after purchase, or your Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay account maintenance fees of 0.25% (or 0.15% for Class B and Class C shares of the

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

Limited Maturity Portfolio) and distribution fees each year under a distribution plan that the Fund has adopted under Rule 12b-1. If you invest in the Insured Portfolio or National Portfolio, you will pay distribution fees for your Class B and Class C shares in the amount of 0.50% or 0.55%, respectively, of your investment each year. Distribution fees for Class B and Class C shares of the Limited Maturity Portfolio are 0.20% each year. Because these fees are paid out of each Portfolio's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charges and the distribution fees to cover the costs of marketing, advertising and compensating the Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary who assists you in purchasing Portfolio shares.

Class B Shares

If you redeem Class B shares within four years (or within one year for the Limited Maturity Portfolio) after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedules:

                   Insured Portfolio and National Portfolio
              ------------------------------------------------
                  Years Since Purchase        Sales Charge*
              ------------------------------------------------
              0 - 1                        4.00%
              ------------------------------------------------
              1 - 2                        3.00%
              ------------------------------------------------
              2 - 3                        2.00%
              ------------------------------------------------
              3 - 4                        1.00%
              ------------------------------------------------
              4 and thereafter             0.00%
              ------------------------------------------------

                          Limited Maturity Portfolio
              ------------------------------------------------
                  Year Since Purchase         Sales Charge*
              ------------------------------------------------
              0 - 1                        1.00%
              ------------------------------------------------
              1 and thereafter             0.00%
              ------------------------------------------------

* The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired through reinvestment of dividends or distributions are not subject to a deferred sales charge. Not all Merrill Lynch funds have identical deferred sales charge schedules. If you exchange your shares for shares of another fund, the higher charge will apply.

                  MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] Your Account

The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

    . Redemption in connection with participation in certain fee-based programs of Merrill Lynch or other financial intermediaries that have agreements with the Distributor or its affiliates or in connection with involuntary termination of an account in which Portfolio shares are held
    . Withdrawals following shareholder death or disability as long as the waiver request is made within one year of death or disability or, if later, reasonably promptly following completion of probate
    . Withdrawal through the Merrill Lynch Systematic Withdrawal Plan of up to
      10% per year of your Class B account value at the time the plan is established

Your Class B shares convert automatically into Class D shares approximately ten years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class D shares are subject to lower annual expenses than Class B shares. The conversion of Class B to Class D shares is not a taxable event for federal income tax purposes.

Different conversion schedules apply to Class B shares of different Merrill Lynch mutual funds. For example, Class B shares of a fixed-income fund typically convert approximately ten years after purchase compared to approximately eight years for equity funds. If you acquire your Class B shares in an exchange from another fund with a shorter conversion schedule, the Portfolio's ten year conversion schedule will apply. If you exchange your Class B shares in a Portfolio for Class B shares of a fund with a longer conversion schedule, the other fund's conversion schedule will apply. The length of time that you hold both the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

Class C Shares

If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends. The

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

deferred sales charge relating to Class C shares may be reduced or waived in connection with participation in certain Merrill Lynch fee-based programs, involuntary termination of an account in which Portfolio shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plan.

Class C shares do not offer a conversion privilege.

HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES
---------------------------------------------------------------------------

The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through Merrill Lynch, a selected securities dealer, broker, investment adviser, service provider or other financial intermediary. You may also buy shares through the Transfer Agent. To learn more about buying, selling, transferring or exchanging shares through the Transfer Agent, call 1-800-MER-FUND. Because the selection of a mutual fund involves many considerations, your Merrill Lynch Financial Advisor may help you with this decision.

Because of the high costs of maintaining smaller shareholder accounts, the Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Fund takes any action. The involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] Your Account

 If You Want to     Your Choices        Information Important for You to Know
-------------------------------------------------------------------------------
Buy Shares       First, select          Refer to the Merrill Lynch Select
                 the share class        Pricing(SM) System table on page 24. Be
                 appropriate for        sure to read this prospectus carefully.
                 you
                 --------------------------------------------------------------
                 Next, determine the    The minimum initial investment for a
                 amount of your         Portfolio is $1,000 for all accounts
                 investment             except:
                                           . $500 for Employee Access(SM)
                                             Accounts
                                           . $250 for certain Merrill Lynch
                                             fee-based programs
                                           . $100 for Merrill Lynch Blueprint
                                             (SM) Program
                                        (The minimums for initial investments
                                          may be waived under certain
                                          circumstances.)
                 --------------------------------------------------------------

                 Have your Merrill      The price of your shares is based on the
                 Lynch Financial        next calculation of net asset value
                 Advisor, selected      after your order is placed. Any purchase
                 securities dealer      orders placed prior to the close of
                 or other financial     business on the New York Stock Exchange
                 intermediary submit (generally 4:00 pm Eastern time) will be your purchase order priced at the net asset value determined that day. Certain financial
                                        intermediaries, however, may require
                                        submission of orders prior to that time.

                                        Purchase orders placed after that time
                                        will be priced at the net asset value
                                        determined on the next business day.
                                        Each Portfolio may reject any order to
                                        buy shares and may suspend the sale of
                                        shares at any time. Selected securities
                                        dealers or other financial
                                        intermediaries, including Merrill Lynch,
                                        may charge a processing fee to confirm a
                                        purchase. Merrill Lynch currently
                                        charges a fee of $5.35.
                 ----------------------------------------------------------
                 Or contact the         To purchase shares directly, call
                 Transfer Agent         Transfer Agent at 1-800-MER-FUND and
                                        request a purchase application. Mail
                                        the completed purchase application
                                        to the Transfer Agent at the address
                                        on the inside back cover of this
                                        Prospectus.
---------------------------------------------------------------------------
Add to Your      Purchase additional    The minimum investment for additional
Investment       shares                 purchases is generally $50 except that
                                        certain programs, such as automatic
                                        investment programs, may have higher
                                        minimums. (The minimums for additional
                                        purchases may be waived under certain
                                        circumstances.)
                 ----------------------------------------------------------
                 Acquire additional     All dividends and capital gains
                 shares through         distributions are automatically
                 the automatic          reinvested without a sales charge.
                 dividend reinvestment
                 plan
                 ----------------------------------------------------------
                 Participate in the     You may invest a specific amount on
                 automatic investment   a periodic basis through certain
                 plan                   Merrill Lynch investment or central
                                        asset accounts.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

---------------------------------------------------------------------------
Transfer Shares  Transfer to a          You may transfer your shares of a
to Another       participating          Portfolio only to another securities
Securities       securities             dealer that has entered into an
Dealer or Other  dealer or other        agreement with the Distributor. Certain
Financial        financial              shareholder services may not be
Intermediary     intermediary           available for the transferred shares.
                                        You may only purchase additional shares
                                        of funds previously owned before the
                                        transfer. All future trading of these
                                        assets must be coordinated by the
                                        receiving firm.
---------------------------------------------------------------------------
 If You Want to     Your Choices           Information Important for You to Know
---------------------------------------------------------------------------
Transfer Shares    Transfer to a         You must either:
to Another         non-participating       . Transfer your shares to an
Securities         securities dealer     account with the Transfer Agent; or
Dealer or Other    or other financial      . Sell your shares, paying any
Financial          intermediary          applicable deferred sales charge.
Intermediary
(continued)
---------------------------------------------------------------------------

Sell Your       Have your Merrill       The price of your shares is based on
Shares          Lynch Financial         the next calculation of net asset
                Advisor, selected       value after your order is placed. For
                securities dealer       your redemption request to be priced
                or other financial      at the net asset value on the day of
                intermediary            your request, you must submit your
                submit your sales       request to your dealer or other
                order                   financial intermediary prior to that
                                        day's close of business on the New York
                                        Stock Exchange (generally 4:00 p.m.
                                        Eastern time). Certain financial
                                        intermediaries, however, may require
                                        submission of orders prior to that time.
                                        Any redemption request placed after that time will be priced at the net asset value at the close of business on the next business day.

                                        Securities dealers or other financial
                                        intermediaries, including Merrill Lynch, may charge a fee to process a redemption of shares. Merrill Lynch currently charges a fee of $5.35. No processing fee is charged if you redeem shares directly through the Transfer Agent.

                                        The Fund may reject an order to sell
                                        shares under certain circumstances.
                -----------------------------------------------------------

                Sell through the        You may sell shares held at the
                Transfer Agent          Transfer Agent by writing to the
                                        Transfer Agent at the address on the
                                        inside back cover of this prospectus.
                                        All shareholders on the account must
                                        sign the letter. A signature guarantee
                                        will generally be required but may be
                                        waived in certain limited circumstances.
                                        You can obtain a signature guarantee
                                        from a bank, securities dealer,
                                        securities broker, credit union, savings association, national securities exchange or registered securities association. A notary public seal will not be acceptable. If you hold stock certificates, return the certificates with the letter. The Transfer Agent will normally mail redemption proceeds within seven days following receipt of a properly completed request. If you make a redemption request before the Fund has collected payment for the purchase of shares, the Fund or the Transfer Agent may delay mailing your proceeds. This delay will usually not exceed ten days.

                                        You may also sell shares held at the
                                        Transfer Agent by telephone request if
                                        the amount being sold is less than
                                        $50,000 and if certain other conditions
                                        are met. Contact the Transfer Agent at
                                        1-800-MER-FUND for details.
---------------------------------------------------------------------------
                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] Your Account


 If You Want to       Your Choices        Information Important for You to Know
-------------------------------------------------------------------------------
Sell Shares         Participate in     You can choose to receive systematic
Systematically      the Fund's         payments from your Fund account either by
                    Systematic         check or through direct deposit to your
                    Withdrawal Plan    bank account on a monthly or quarterly
                                       basis. If you hold your Portfolio shares
                                       in a Merrill Lynch CMA(R) or CBA(R)
                                       Account you can arrange for systematic
                                       redemptions of a fixed dollar amount on a
                                       monthly, bi-monthly, quarterly, semi-
                                       annual or annual basis, subject to
                                       certain conditions. Under either method
                                       you must have dividends and other
                                       distributions automatically reinvested.
                                       For Class B and Class C shares your total
                                       annual withdrawals cannot be more than
                                       10% per year of the value of your shares
                                       at the time your plan is established. The
                                       deferred sales charge is waived for
                                       systematic redemptions. Ask your Merrill
                                       Lynch Financial Advisor or other
                                       financial intermediary for details.
---------------------------------------------------------------------------

Exchange Your      Select the fund     You can exchange your shares of a Shares
Shares             into which you      Portfolio for shares of many other
                   want to exchange.   Merrill Lynch mutual funds. You must
                   Be sure to read     have held the shares used in the exchange
                   that fund's         for at least 15 calendar days before you
                   prospectus          can exchange to another fund.

                                       Each class of Portfolio shares is
                                       generally exchangeable for shares of the same class of another fund. If you own Class A shares and wish to exchange into a fund in which you have no Class A shares (and are not eligible to buy Class A shares), you will exchange into Class D shares.

                                       Some of the Merrill Lynch mutual funds
                                       impose a different initial or deferred
                                       sales charge schedule. If you exchange
                                       Class A or Class D shares for shares of a fund with a higher initial sales charge than you originally paid, you will be charged the difference at the time of exchange. If you exchange Class B shares for shares of a fund with a different deferred sales charge schedule, the higher schedule will apply. The time you hold Class B or Class C shares in both funds will count when determining your holding period for calculating a deferred sales charge at redemption. If you exchange Class A or Class D shares for money market fund shares, you will receive Class A shares of Summit Cash Reserves Fund. Class B or Class C shares of a Portfolio will be exchanged for Class B shares of Summit.

                                       To exercise the exchange privilege
                                       contact your Merrill Lynch Financial
                                       Advisor or other financial intermediary
                                       or call the Transfer Agent at 1-800-MER-
                                       FUND.

                                       Although there is currently no limit on
                                       the number of exchanges that you can
                                       make, the exchange privilege may be
                                       modified or terminated at any time in the
                                       future.
---------------------------------------------------------------------------

               Short term or excessive trading into and out of a Portfolio may harm performance by disrupting portfolio management strategies and by increasing expenses. Accordingly, a Portfolio may reject any purchase orders, including exchanges, particularly from market timers or investors who, in a Portfolio management's opinion, have a pattern of short term or excessive trading or whose trading has been or may be disruptive to the Portfolio. For these purposes, Portfolio management may consider an investor's trading history in the Portfolio or other Merrill Lynch funds, and accounts under common ownership or control.
32
                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

Net Asset Value -- the market value of a Portfolio's total assets after deducting liabilities, divided by the number of shares outstanding.
HOW SHARES ARE PRICED
---------------------------------------------------------------------------

When you buy shares, you pay the net asset value, plus any applicable sales charge. This is the offering price. Shares are also redeemed at their net asset value, minus any applicable deferred sales charge. Each Portfolio calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed.

The Fund may accept orders from certain authorized financial intermediaries or their designees. The Fund will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

Generally, Class A shares will have the highest net asset value because that class has the lowest expenses, and Class D shares will have a higher net asset value than Class B or Class C shares. Class B shares will have a higher NAV than Class C shares because Class B shares have lower distribution expenses than Class C shares. Also, dividends paid on Class A and Class D shares will generally be higher than dividends paid on Class B and Class C shares because Class A and Class D shares have lower expenses.

PARTICIPATION IN FEE-BASED PROGRAMS
---------------------------------------------------------------------------

If you participate in certain fee-based programs offered by Merrill Lynch or other financial intermediaries, you may be able to buy Class A shares at net asset value, including by exchanges from other share classes. Sales charges on the shares being exchanged may be reduced or waived under certain circumstances.

You generally cannot transfer shares held through a fee-based program into another account. Instead, you will have to redeem your shares held through the program and purchase shares of another class, which may be subject to distribution and account maintenance fees. This may be a taxable event and you will pay any applicable sales charges.

                  MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] Your Account

Dividends -- exempt interest, ordinary income and capital gains paid to shareholders. Dividends may be reinvested in additional Portfolio shares as they are paid.

"BUYING A DIVIDEND"

You may want to avoid buying shares shortly before a Portfolio pays a dividend although the impact on you will be significantly less than if you were invested in a fund paying fully taxable dividends. The reason? If you buy shares when a fund has realized but not yet distributed taxable ordinary income or capital gains, you will pay the full price for the shares and then receive a portion of the price back in the form of a taxable dividend. Before investing you may want to consult your tax adviser.

If you leave one of these programs, your shares may be redeemed or automatically exchanged into another class of the particular Portfolio or into a money market fund. The class you receive may be the class you originally owned when you entered the program, or in certain cases, a different class. If the exchange is into Class B shares, the period before conversion to Class D shares may be modified. Any redemption or exchange will be at net asset value. However, if you participate in the program for less than a specified period, you may be charged a fee in accordance with the terms of the program.

Details about these features and the relevant charges are included in the client agreement for each fee-based program and are available from your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary.

DIVIDENDS AND TAXES
---------------------------------------------------------------------------

Each Portfolio will distribute any net investment income monthly and any net realized long or short term capital gains at least annually. Each Portfolio may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. If you would like to receive dividends in cash, contact your Merrill Lynch Financial Advisor, selected securities dealer, other financial intermediary or the Transfer Agent.

To the extent that the dividends distributed by a Portfolio are from municipal bond interest income, they are exempt from Federal income tax but may be subject to state and local taxes. Certain investors may be subject to a Federal alternative minimum tax on dividends received from a Portfolio. Interest income from other investments may produce taxable dividends. Dividends derived from capital gains realized by a Portfolio will be subject to Federal tax.

Generally, within 60 days after the end of the Fund's taxable year, each Portfolio will tell you the amount of exempt-interest dividends and capital gain dividends you received that year. Capital gain dividends are taxable as long term capital gains to you, regardless of how long you have held your shares. The tax treatment of dividends from a Portfolio is the same whether you choose to receive them in cash or to have them reinvested in shares of the Portfolio.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

If you redeem Portfolio shares or exchange them for shares of another fund, you generally will be treated as having sold your shares and any gain on the transaction may be subject to tax. Capital gains are generally taxed at different rates than ordinary income dividends.

By law, your dividends and redemption proceeds will be subject to a withholding tax if you have not provided a taxpayer identification number or social security number or if the number you have provided is incorrect.

This section summarizes some of the consequences under current Federal tax law of an investment in a Portfolio. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in a Portfolio under all applicable tax laws.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON Management of the Fund]

FUND ASSET MANAGEMENT
---------------------------------------------------------------------------

Fund Asset Management, L.P., the Fund's Investment Adviser, manages the Fund's investments and its business operations under the overall supervision of the Fund's Board of Directors. The Investment Adviser has the responsibility for making all investment decisions for the Portfolios.

Set forth below is the advisory fee paid by each Portfolio for the fiscal year ended June 30, 2001, as a percentage of the average daily net assets of the relevant Portfolio.

                                                Advisory Fee
                                               Paid For Fiscal
                                                 Year Ended
                                               June 30, 2001*
           -----------------------------------------------------
           Insured Portfolio                         0.37%
           -----------------------------------------------------
           National Portfolio                        0.48%
           -----------------------------------------------------
           Limited Maturity Portfolio                0.34%
           -----------------------------------------------------
* As a % of average daily net assets.

Fund Asset Management was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. Fund Asset Management and its affiliates had approximately $532 billion in investment company and other portfolio assets under management as of August 2001.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

FINANCIAL HIGHLIGHTS
---------------------------------------------------------------------------

The Financial Highlights table is intended to help you understand each Portfolio's financial performance for the past five years. Certain information reflects financial results for a single Portfolio share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the indicated Portfolio (assuming reinvestment of all dividends). The information has been audited by Deloitte & Touche LLP, whose report, along with each Portfolio's financial statements, are included in the Fund's Annual Report, which is available upon request.

                                                                       Insured Portfolio
--------------------------------------------------------------------------------------------------------
                                                                             Class A
                                        ----------------------------------------------------------------
                                                                For the Year Ended June 30,
                                        ----------------------------------------------------------------
Increase (Decrease) in Net Asset Value:             2001     2000       1999        1998        1997
--------------------------------------------------------------------------------------------------------
Per Share Operating Performance:
--------------------------------------------------------------------------------------------------------
  Net asset value, beginning of year             $   7.36  $   7.79  $     8.25  $     8.06  $     7.91
--------------------------------------------------------------------------------------------------------
  Investment income-- net                             .39       .40         .41         .43         .45
--------------------------------------------------------------------------------------------------------
  Realized and unrealized gain (loss) on
  investments-- net                                   .33      (.32)       (.27)        .20         .15
--------------------------------------------------------------------------------------------------------
  Total from investment operations                    .72       .08         .14         .63         .60
--------------------------------------------------------------------------------------------------------
  Less dividends and distributions:
  Investment income-- net                            (.39)     (.40)       (.41)       (.43)       (.45)
  Realized gain on investments-- net                   --        --        (.19)       (.01)         --
  In excess of realized gain on
  investments-- net                                    --      (.11)         --          --          --
--------------------------------------------------------------------------------------------------------
  Total dividends and distributions                  (.39)     (.51)       (.60)       (.44)       (.45)
--------------------------------------------------------------------------------------------------------
  Net asset value, end of year                   $   7.69  $   7.36  $     7.79  $     8.25  $     8.06
--------------------------------------------------------------------------------------------------------
  Total Investment Return:*
--------------------------------------------------------------------------------------------------------
  Based on net asset value per share                10.01%     1.21%       1.56%       8.05%       7.72%
--------------------------------------------------------------------------------------------------------
  Ratios to Average Net Assets:
--------------------------------------------------------------------------------------------------------
  Expenses                                            .45%      .43%        .42%        .42%        .44%
--------------------------------------------------------------------------------------------------------
  Investment income-- net                            5.19%     5.33%       5.02%       5.29%       5.58%
--------------------------------------------------------------------------------------------------------
  Supplemental Data:
--------------------------------------------------------------------------------------------------------
  Net assets, end of year (in thousands)         $920,597  $972,420  $1,216,346  $1,377,025  $1,441,785
--------------------------------------------------------------------------------------------------------
  Portfolio turnover                                64.39%    94.08%      86.35%     102.89%      74.40%
--------------------------------------------------------------------------------------------------------

* Total investment returns exclude the effects of sales charges.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] MANAGEMENT OF THE FUND

---------------------------------------------------------------------------

                                                                         Insured Portfolio
---------------------------------------------------------------------------------------------------
                                                                              Class B
                                        -----------------------------------------------------------
                                                                      For the Year Ended June 30,
                                        -----------------------------------------------------------
Increase (Decrease) in Net Asset Value:             2001      2000      1999       1998     1997
---------------------------------------------------------------------------------------------------
Per Share Operating Performance:
---------------------------------------------------------------------------------------------------
  Net asset value, beginning of year              $   7.36  $   7.78  $   8.24  $   8.05  $   7.91
---------------------------------------------------------------------------------------------------
  Investment income-- net                              .34       .34       .35       .37       .39
---------------------------------------------------------------------------------------------------
  Realized and unrealized gain (loss) on
  investments-- net                                    .32      (.31)     (.27)      .20       .14
---------------------------------------------------------------------------------------------------
  Total from investment operations                     .66       .03       .08       .57       .53
---------------------------------------------------------------------------------------------------
  Less dividends and distributions:
  Investment income-- net                             (.34)     (.34)     (.35)     (.37)     (.39)
  Realized gain on investments-- net                    --        --      (.19)     (.01)       --
  In excess of realized gain on
  investments-- net                                     --      (.11)       --        --        --
---------------------------------------------------------------------------------------------------
  Total dividends and distributions                   (.34)     (.45)     (.54)     (.38)     (.39)
---------------------------------------------------------------------------------------------------
  Net asset value, end of year                    $   7.68  $   7.36  $   7.78  $   8.24  $   8.05
---------------------------------------------------------------------------------------------------
  Total Investment Return:*
---------------------------------------------------------------------------------------------------
  Based on net asset value per share                  9.04%      .57%      .79%     7.24%     6.78%
---------------------------------------------------------------------------------------------------
  Ratios to Average Net Assets:
---------------------------------------------------------------------------------------------------
  Expenses                                            1.21%     1.19%     1.18%     1.18%     1.19%
---------------------------------------------------------------------------------------------------
  Investment income-- net                             4.43%     4.56%     4.26%     4.53%     4.82%
---------------------------------------------------------------------------------------------------
  Supplemental Data:
---------------------------------------------------------------------------------------------------
  Net assets, end of year (in
  thousands)                                      $223,710  $276,154  $414,135  $498,624  $560,105
---------------------------------------------------------------------------------------------------
  Portfolio turnover                                 64.39%    94.08%    86.35%   102.89%    74.40%
---------------------------------------------------------------------------------------------------

* Total investment returns exclude the effects of sales charges.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

---------------------------------------------------------------------------

                                                                                  Insured Portfolio
------------------------------------------------------------------------------------------------------------------------------------
                                                             Class C                                            Class D
                                        --------------------------------------------------------------------------------------------
                                                   For the Year Ended June 30,                        For the Year Ended June 30,
                                        --------------------------------------------------------------------------------------------
Increase (Decrease) in Net Asset Value:    2001      2000      1999     1998     1997     2001     2000    1999      1998      1997
------------------------------------------------------------------------------------------------------------------------------------
Per Share Operating Performance:
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year        $  7.36  $  7.78  $  8.24  $  8.06  $  7.91  $   7.36  $  7.79  $  8.24  $  8.06  $  7.91
------------------------------------------------------------------------------------------------------------------------------------
Investment income-- net                       .33      .34      .34      .37      .38       .37      .38      .39      .41      .43
------------------------------------------------------------------------------------------------------------------------------------
Realized and unrealized gain (loss) on
investments-- net                             .32     (.31)    (.27)     .19      .15       .33     (.32)    (.26)     .19      .15
------------------------------------------------------------------------------------------------------------------------------------
Total from investment operations              .65      .03      .07      .56      .53       .70      .06      .13      .60      .58
------------------------------------------------------------------------------------------------------------------------------------
Less dividends and distributions:
Investment income-- net                      (.33)    (.34)    (.34)    (.37)    (.38)     (.37)    (.38)    (.39)    (.41)    (.43)
Realized gain on investments-- net             --       --     (.19)    (.01)      --        --       --     (.19)    (.01)      --
In excess of realized gain on
investments-- net                              --     (.11)      --       --       --        --     (.11)      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
Total dividends and distributions            (.33)    (.45)    (.53)    (.38)    (.38)     (.37)    (.49)    (.58)    (.42)    (.43)
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of year                $7.68  $  7.36  $  7.78  $  8.24  $  8.06  $   7.69  $  7.36  $  7.79  $  8.24  $  8.06
------------------------------------------------------------------------------------------------------------------------------------
Total Investment Return:*
------------------------------------------------------------------------------------------------------------------------------------
Based on net asset value per share           8.99%     .52%     .74%    7.05%    6.86%     9.74%     .96%    1.43%    7.65%    7.46%
------------------------------------------------------------------------------------------------------------------------------------
Ratios to Average Net Assets:
------------------------------------------------------------------------------------------------------------------------------------
Expenses                                     1.26%    1.24%    1.23%    1.23%    1.25%      .70%     .68%     .67%     .67%     .69%
------------------------------------------------------------------------------------------------------------------------------------
Investment income-- net                      4.38%    4.52%    4.21%    4.48%    4.77%     4.94%    5.10%    4.77%    5.03%    5.33%
------------------------------------------------------------------------------------------------------------------------------------
Supplemental Data:
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (in thousands)    $14,392  $12,856  $16,850  $14,623  $11,922  $145,688  $99,326  $81,238  $48,706  $38,422
------------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover                          64.39%   94.08%   86.35%  102.89%   74.40%    64.39%   94.08%   86.35%  102.89%   74.40%
------------------------------------------------------------------------------------------------------------------------------------

   *   Total investment returns exclude the effects of sales charges.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] Management of the Fund

---------------------------------------------------------------------------

                                                               National Portfolio
-----------------------------------------------------------------------------------------
                                                                      Class A
                                        -------------------------------------------------
                                                            For the Year Ended June 30,
                                        -------------------------------------------------
Increase (Decrease) in Net Asset Value:    2001      2000      1999      1998      1997
-----------------------------------------------------------------------------------------
Per Share Operating Performance:
-----------------------------------------------------------------------------------------
 Net asset value, beginning of year     $   9.70  $  10.22  $  10.64  $  10.38  $  10.11
-----------------------------------------------------------------------------------------
 Investment income-- net                     .54       .56       .56       .59       .60
-----------------------------------------------------------------------------------------
 Realized and unrealized gain (loss) on
 investments-- net                           .44      (.52)     (.42)      .26       .27
-----------------------------------------------------------------------------------------
 Total from investment operations            .98       .04       .14       .85       .87
-----------------------------------------------------------------------------------------
 Less dividends and distributions:
 Investment income-- net                    (.54)     (.56)     (.56)     (.59)     (.60)
 In excess of realized gain on
 investments-- net                            --        --        --+       --        --
-----------------------------------------------------------------------------------------
 Total dividends and distributions          (.54)     (.56)     (.56)     (.59)     (.60)
-----------------------------------------------------------------------------------------
 Net asset value, end of year           $  10.14  $   9.70  $  10.22  $  10.64  $  10.38
-----------------------------------------------------------------------------------------
 Total Investment Return:*
-----------------------------------------------------------------------------------------
 Based on net asset value per share        10.32%      .58%     1.28%     8.36%     8.84%
-----------------------------------------------------------------------------------------
 Ratios to Average Net Assets:
-----------------------------------------------------------------------------------------
 Expenses                                    .58%      .56%      .55%      .55%      .55%
-----------------------------------------------------------------------------------------
 Investment income-- net                    5.42%     5.74%     5.26%     5.58%     5.86%
-----------------------------------------------------------------------------------------
 Supplemental Data:
-----------------------------------------------------------------------------------------
 Net assets, end of year (in thousands) $653,685  $682,553  $877,841  $964,940  $983,650
-----------------------------------------------------------------------------------------
 Portfolio turnover                        80.88%   108.43%   125.75%   142.02%    99.52%
-----------------------------------------------------------------------------------------

   * Total investment returns exclude the effects of sales charges. + Amount is less than $.01 per share.

40

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

---------------------------------------------------------------------------

---------------------------------------------------------------------------

                                                                National Portfolio
-------------------------------------------------------------------------------------------
                                                                      Class B
                                        ---------------------------------------------------
                                                           For the Year Ended June 30,
                                        ---------------------------------------------------
Increase (Decrease) in Net Asset Value:    2001       2000       1999      1998      1997
-------------------------------------------------------------------------------------------
Per Share Operating Performance:
-------------------------------------------------------------------------------------------
Net asset value, beginning of year       $   9.70  $  10.21   $  10.63  $  10.37  $  10.11
-------------------------------------------------------------------------------------------
Investment income-- net                       .46       .49        .48       .51       .52
-------------------------------------------------------------------------------------------
Realized and unrealized gain (loss) on
investments-- net                             .44      (.51)      (.42)      .26       .26
-------------------------------------------------------------------------------------------
Total from investment operations              .90      (.02)       .06       .77       .78
-------------------------------------------------------------------------------------------
Less dividends and distributions:
Investment income-- net                      (.46)     (.49)      (.48)     (.51)     (.52)
In excess of realized gain on
investments-- net                              --        --         --+       --        --
-------------------------------------------------------------------------------------------
Total dividends and distributions            (.46)     (.49)      (.48)     (.51)     (.52)
-------------------------------------------------------------------------------------------
Net asset value, end of year             $  10.14  $   9.70   $  10.21  $  10.63  $  10.37
-------------------------------------------------------------------------------------------
Total Investment Return:*
-------------------------------------------------------------------------------------------
Based on net asset value per share           9.49%     (.09)%      .51%     7.55%     7.92%
-------------------------------------------------------------------------------------------
Ratios to Average Net Assets:
-------------------------------------------------------------------------------------------
Expenses                                     1.34%     1.32%      1.31%     1.31%     1.31%
-------------------------------------------------------------------------------------------
Investment income-- net                      4.67%     4.98%      4.50%     4.82%     5.10%
-------------------------------------------------------------------------------------------
Supplemental Data:
-------------------------------------------------------------------------------------------
Net assets, end of year (in thousands)   $227,592  $254,860   $374,642  $406,798  $415,103
-------------------------------------------------------------------------------------------
Portfolio turnover                          80.88%   108.43%    125.75%   142.02%    99.52%
-------------------------------------------------------------------------------------------

   * Total investment returns exclude the effects of sales charges. + Amount is less than $.01 per share.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] Management of the Fund

----------------------------------------------------------------------------------------------------------------------

                                                                National Portfolio
----------------------------------------------------------------------------------------------------------------------
                                      For the Year Ended June 30,                   For the Year Ended June 30,
                             --------------------------------------------- ---------------------------------------------
                                                Class C                                       Class D
Increase (Decrease) in Net   --------------------------------------------- ---------------------------------------------
       Asset Value:            2001      2000     1999     1998     1997      2001     2000     1999     1998     1997
------------------------------------------------------------------------------------------------------------------------
Per Share Operating
Performance:
------------------------------------------------------------------------------------------------------------------------
  Net asset value,
  beginning of year          $  9.71  $  10.22  $ 10.64  $ 10.38  $ 10.11  $   9.71  $ 10.22  $ 10.64  $ 10.39  $ 10.12
------------------------------------------------------------------------------------------------------------------------
  Investment income--net         .46       .48      .47      .50      .52       .52      .54      .53      .56      .58
------------------------------------------------------------------------------------------------------------------------
  Realized and unrealized
  gain (loss) on
  investments--net               .43      (.51)    (.42)     .26      .27       .44     (.51)    (.42)     .25      .27
------------------------------------------------------------------------------------------------------------------------
  Total from investment
  operations                     .89      (.03)     .05      .76      .79       .96      .03      .11      .81      .85
------------------------------------------------------------------------------------------------------------------------
  Less dividends and
  distributions:
  Investment income--net        (.46)     (.48)    (.47)    (.50)    (.52)     (.52)    (.54)    (.53)    (.56)    (.58)
  In excess of realized
   gain on investments--net       --        --       --+      --       --        --       --       --+      --       --
------------------------------------------------------------------------------------------------------------------------
  Total dividends and
  distributions                 (.46)     (.48)    (.47)    (.50)    (.52)     (.52)    (.54)    (.53)    (.56)    (.58)
------------------------------------------------------------------------------------------------------------------------
  Net asset value, end of
  year                       $ 10.14  $   9.71  $ 10.22  $ 10.64  $ 10.38  $  10.15  $  9.71  $ 10.22  $ 10.64  $ 10.39
------------------------------------------------------------------------------------------------------------------------
  Total Investment Return:*
------------------------------------------------------------------------------------------------------------------------
  Based on net asset value
  per share                     9.33%     (.13)%    .47%    7.49%    7.97%    10.04%     .43%    1.03%    7.99%    8.57%
------------------------------------------------------------------------------------------------------------------------
  Ratios to Average Net
  Assets:
------------------------------------------------------------------------------------------------------------------------
  Expenses                      1.39%     1.37%    1.36%    1.36%    1.36%      .83%     .81%     .81%     .80%     .80%
------------------------------------------------------------------------------------------------------------------------
  Investment income--net        4.61%     4.92%    4.45%    4.76%    5.04%     5.16%    5.50%    5.01%    5.32%    5.60%
------------------------------------------------------------------------------------------------------------------------
  Supplemental Data:
------------------------------------------------------------------------------------------------------------------------
  Net assets, end of year
  (in thousands)             $31,880  $ 30,303  $47,901  $41,087  $28,096  $124,082  $86,701  $93,201  $68,162  $51,038
------------------------------------------------------------------------------------------------------------------------
  Portfolio turnover           80.88%   108.43%  125.75%  142.02%   99.52%    80.88%  108.43%  125.75%  142.02%   99.52%
------------------------------------------------------------------------------------------------------------------------

     *    Total investment returns exclude the effects of sales charges.
     +    Amount is less than $.01 per share.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------

                                                             Limited Maturity Portfolio
------------------------------------------------------------------------------------------------------
                                                                      Class A
                                             ---------------------------------------------------------
                                                            For the Year Ended June 30,
                                             ---------------------------------------------------------
Increase (Decrease) in Net Asset Value:          2001      2000       1999      1998      1997
------------------------------------------------------------------------------------------------------
Per Share Operating Performance:
------------------------------------------------------------------------------------------------------
   Net asset value, beginning of year          $   9.85   $   9.91  $   9.96  $   9.93  $   9.91
------------------------------------------------------------------------------------------------------
   Investment income--net                           .39        .38       .37       .39       .39
------------------------------------------------------------------------------------------------------
   Realized and unrealized gain (loss) on
   investments--net                                 .20       (.06)     (.04)      .03       .04
------------------------------------------------------------------------------------------------------
   Total from investment operations                 .59        .32       .33       .42       .43
------------------------------------------------------------------------------------------------------
   Less dividends and distributions:
   Investment income--net                          (.39)      (.38)     (.37)     (.39)     (.39)
   Realized gain on investments--net                 --         --        --        --      (.02)
   In excess of realized gain on
   investments--net                                  --         --      (.01)       --        --
------------------------------------------------------------------------------------------------------
   Total dividends and distributions               (.39)      (.38)     (.38)     (.39)     (.41)
------------------------------------------------------------------------------------------------------
   Net asset value, end of year                $  10.05   $   9.85  $   9.91  $   9.96  $   9.93
------------------------------------------------------------------------------------------------------
   Total Investment Return:*
------------------------------------------------------------------------------------------------------
   Based on net asset value per share              6.07%      3.31%     3.37%     4.26%     4.40%
------------------------------------------------------------------------------------------------------
   Ratios to Average Net Assets:
------------------------------------------------------------------------------------------------------
   Expenses                                         .44%       .40%      .43%      .43%      .39%
------------------------------------------------------------------------------------------------------
   Investment income--net                          3.91%      3.83%     3.75%     3.88%     3.93%
------------------------------------------------------------------------------------------------------
   Supplemental Data:
------------------------------------------------------------------------------------------------------
   Net assets, end of year (in thousands)      $191,481   $215,421  $261,970  $295,641  $343,641
------------------------------------------------------------------------------------------------------
   Portfolio turnover                             51.94%     51.42%    40.28%    72.69%    61.90%
------------------------------------------------------------------------------------------------------

     *    Total investment returns exclude the effects of sales charges.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] Management of the Fund

--------------------------------------------------------------------------------

                                                            Limited Maturity Portfolio
-------------------------------------------------------------------------------------------------------
                                                                    Class B
                                        ---------------------------------------------------------------
                                                          For the Year Ended June 30,
                                        ---------------------------------------------------------------
Increase (Decrease) in Net Asset Value:       2001        2000        1999         1998          1997
-------------------------------------------------------------------------------------------------------
 Per Share Operating Performance:
-------------------------------------------------------------------------------------------------------
 Net asset value, beginning of year         $  9.86     $  9.92     $  9.97      $  9.94       $  9.91
-------------------------------------------------------------------------------------------------------
 Investment income--net                         .35         .35         .34          .35           .36
-------------------------------------------------------------------------------------------------------
 Realized and unrealized gain (loss) on
 investments--net                               .20        (.06)       (.04)         .03           .05
-------------------------------------------------------------------------------------------------------
 Total from investment operations               .55         .29         .30          .38           .41
-------------------------------------------------------------------------------------------------------
 Less dividends and distributions:
 Investment income--net                        (.35)       (.35)       (.34)        (.35)         (.36)
 Realized gain on investments--net               --          --          --           --          (.02)
 In excess of realized gain on
 investments--net                                --          --        (.01)          --            --
-------------------------------------------------------------------------------------------------------
 Total dividends and distributions             (.35)       (.35)       (.35)        (.35)         (.38)
-------------------------------------------------------------------------------------------------------
 Net asset value, end of year               $ 10.06     $  9.86     $  9.92      $  9.97       $  9.94
-------------------------------------------------------------------------------------------------------
 Total Investment Return:*
-------------------------------------------------------------------------------------------------------
 Based on net asset value per share            5.69%       2.94%       3.01%        3.89%         4.13%
-------------------------------------------------------------------------------------------------------
 Ratios to Average Net Assets:
-------------------------------------------------------------------------------------------------------
 Expenses                                       .80%        .76%        .78%         .78%          .75%
-------------------------------------------------------------------------------------------------------
 Investment income--net                        3.55%       3.47%       3.39%        3.43%         3.58%
-------------------------------------------------------------------------------------------------------
 Supplemental Data:
-------------------------------------------------------------------------------------------------------
 Net assets, end of year (in thousands)     $31,480     $32,742     $42,930      $44,714       $54,275
-------------------------------------------------------------------------------------------------------
 Portfolio turnover                           51.94%      51.42%      40.28%       72.69%        61.90%
-------------------------------------------------------------------------------------------------------

     *    Total investment returns exclude the effects of sales charges.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.
44

FINANCIAL HIGHLIGHTS (concluded)
--------------------------------------------------------------------------------

                                             Limited Maturity Portfolio
------------------------------------------------------------------------------
                                                    Class C
                                      ----------------------------------------
                                                  For the Year Ended
                                                       June 30,
  Increase (Decrease) in Net Asset    ----------------------------------------
             Value:                    2001     2000    1999    1998    1997
------------------------------------------------------------------------------
  Per Share Operating Performance:
------------------------------------------------------------------------------
  Net asset value, beginning of year  $ 9.82  $ 9.88  $ 9.94  $ 9.91  $ 9.88
------------------------------------------------------------------------------
  Investment income--net                 .35     .34     .34     .35     .35
------------------------------------------------------------------------------
  Realized and unrealized gain (loss)
  on investments--net                    .19    (.06)   (.05)    .03     .05
------------------------------------------------------------------------------
  Total from investment operations       .54     .28     .29     .38     .40
------------------------------------------------------------------------------
  Less dividends and distributions:
   Investment income--net               (.35)   (.34)   (.34)   (.35)   (.35)
   Realized gain on investments--net      --      --      --      --    (.02)
   In excess of realized gain on
    investments--net                      --      --    (.01)     --      --
------------------------------------------------------------------------------
Total dividends and distributions       (.35)   (.34)   (.35)   (.35)   (.37)
------------------------------------------------------------------------------
Net asset value, end of year          $10.01  $ 9.82   $9.88  $ 9.94  $ 9.91
------------------------------------------------------------------------------
Total Investment Return:*
------------------------------------------------------------------------------
Based on net asset value per share      5.59%   2.93%   2.89%   3.88%   4.11%
------------------------------------------------------------------------------
Ratios to Average Net Assets:
------------------------------------------------------------------------------
Expenses                                 .81%    .76%    .79%    .79%    .75%
------------------------------------------------------------------------------
Investment income--net                  3.53%   3.46%   3.37%   4.27%   3.57%
------------------------------------------------------------------------------
Supplemental Data:
------------------------------------------------------------------------------
Net assets, end of year (in
thousands)                            $  602  $  308  $  437  $   86  $  108
------------------------------------------------------------------------------
Portfolio turnover                     51.94%  51.42%  40.28%  72.69%  61.90%
------------------------------------------------------------------------------

                                                      [Additional columns below]

[Continued from above table, first column(s) repeated]

                                                 Limited Maturity Portfolio
----------------------------------------------------------------------------------------
                                                           Class D
                                      --------------------------------------------------
                                                      For the Year Ended
                                                           June 30,
Increase (Decrease) in Net Asset      --------------------------------------------------
             Value:                      2001      2000      1999      1998      1997
----------------------------------------------------------------------------------------
  Per Share Operating Performance:
----------------------------------------------------------------------------------------
  Net asset value, beginning of year    $  9.86   $  9.92   $  9.97   $  9.94   $  9.91
----------------------------------------------------------------------------------------
  Investment income--net                    .38       .37       .37       .38       .38
----------------------------------------------------------------------------------------
  Realized and unrealized gain
  (loss) on investments--net                .20      (.06)     (.04)      .03       .05
----------------------------------------------------------------------------------------
  Total from investment operations          .58       .31       .33       .41       .43
----------------------------------------------------------------------------------------
   Less dividends and distributions:
    Investment income--net                 (.38)     (.37)     (.37)     (.38)     (.38)
    Realized gain on investments--net        --        --        --        --      (.02)
    In excess of realized gain on
     investments--net                        --        --      (.01)       --        --
----------------------------------------------------------------------------------------
Total dividends and distributions          (.38)     (.37)     (.38)     (.38)     (.40)
----------------------------------------------------------------------------------------
Net asset value, end of year            $ 10.06   $  9.86   $  9.92   $  9.97   $  9.94
----------------------------------------------------------------------------------------
Total Investment Return:*
----------------------------------------------------------------------------------------
Based on net asset value per share         5.96%     3.20%     3.27%     4.16%     4.40%
----------------------------------------------------------------------------------------
Ratios to Average Net Assets:
----------------------------------------------------------------------------------------
Expenses                                    .54%      .50%      .53%      .54%      .48%
----------------------------------------------------------------------------------------
Investment income--net                     3.80%     3.72%     3.65%     3.89%     3.84%
----------------------------------------------------------------------------------------
Supplemental Data:
----------------------------------------------------------------------------------------
Net assets, end of year (in
thousands)                              $42,619   $39,090   $83,177   $68,562   $20,383
----------------------------------------------------------------------------------------
Portfolio turnover                        51.94%    51.42%    40.28%    72.69%    61.90%
---------------------------------------------------------------------------------------

     *    Total investment returns exclude the effects of sales charges.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                    [CHART]

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

[ICON] For More Information

          Shareholder Reports

          Additional information about each Portfolio's investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report you will find a discussion of the market conditions and investment strategies that significantly affected each Portfolio's performance during its last fiscal year. You may obtain these reports at no cost by calling 1-800-MER-FUND.

The Fund will send you one copy of each shareholder report and certain other mailings, regardless of the number of Fund accounts you have. To receive separate shareholder reports for each account, call your Merrill Lynch Financial Advisor or other financial intermediary or write to the Transfer Agent at its mailing address. Include your name, address, tax identification number and Merrill Lynch brokerage or mutual fund account number. If you have any questions, please call your Merrill Lynch Financial Advisor, other financial intermediary or the Transfer Agent at 1-800-MER-FUND.

Statement of Additional Information

The Fund's Statement of Additional Information contains further information about the Fund and is incorporated by reference (legally considered to be part of this prospectus). You may request a free copy by writing the Fund at Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289 or by calling 1-800-MER-FUND.

     Contact your Merrill Lynch Financial Advisor or other financial intermediary or contact the Fund, at the telephone number or address indicated above, if you have any questions.

Information about the Fund (including the Statement of Additional Information) can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Call 1-202-942-8090 for information on the operation of the public reference room. This information is also available on the SEC's Internet site at http://www.sec.gov and copies may be obtained upon payment of a duplicating fee by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

You should rely only on the information contained in this prospectus. No one is authorized to provide you with information that is different from the information contained in this prospectus.

Investment Company Act File #811-02688
Code #10051-1001
(C)Fund Asset Management, L.P.
                                                   [LOGO] Merrill Lynch
                                                   Investment Managers

Merrill Lynch Municipal
Bond Fund, Inc.